            Consent of Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights"  and  "Independent  Registered  Public  Accounting  Firm" and to the
incorporation by reference of our report dated January 16, 2007, with respect to the financial  statements of Tortoise  Energy Capital  Corporation  for the year ended  November 30, 2006,  in the  Registration  Statement  (Form N-2) under the
Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No.
333-139963) filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Kansas City, Missouri
March 8, 2007